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As filed with the Securities and Exchange Commission on December 10, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Digital River, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	41-1901640 (I.R.S. Employer Identification No.)

9625 West 76th Street, Suite 150
Eden Prairie, Minnesota, 55344
(952) 253-1234
(Address of principal executive offices)

1999 Stock Option Plan
(Full title of the plans)

Joel A. Ronning
Chief Executive Officer
9625 West 76th Street, Suite 150
Eden Prairie, Minnesota 55344
(952) 253-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Sullivan
Virginia C. Edwards
 COOLEY GODWARD LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111
(415) 693-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Stock Options and Common Stock (par value $.01)	3,000,000 shares	$13.02	$39,060,000	$3,593.52

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on December 5, 2002 as reported on the Nasdaq National Market.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by Digital River, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a)  The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

        (b)  All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (a) above.

        (c)  The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

        Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

        The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The Company also maintains an insurance policy for its directors and executive officers insuring against certain liabilities arising in their capacities as such.

EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

EXHIBITS

Exhibit Number
3.1	*	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect
3.2	**	Bylaws of the Registrant, as currently in effect
5.1		Opinion of Cooley Godward LLP
23.1		Consent of Ernst & Young LLP, Independent Auditors
23.2		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1		Power of Attorney is contained on the signature pages
99.1	**	1999 Stock Option Plan formerly known as the 1999 Non-Officers Stock Option Plan, and form of Stock Option Agreement thereunder
99.2	**	Form of Stock Option Agreement and Grant Notice used in connection with the 1999 Stock Option Plan

*
Incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-81626) declared effective on February 12, 2002.

**
Incorporated by reference to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2001.

        After reasonable effort, the registrant has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its report in this registration statement, and the registrant has dispensed with the requirement to file its consent in reliance on Rule 437(a) promulgated under the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of its report in this registration statement, investors will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated therein.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on December 10, 2002.

DIGITAL RIVER, INC.
By:	/s/ JOEL A.RONNING Joel A. Ronning Chief Executive Officer, Member of the Office of the President and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel A. Ronning and Carter D. Hicks, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JOEL A. RONNING Joel A. Ronning	Chief Executive Officer, Member of the Office of the President and Director	December 10, 2002
/s/ CARTER D. HICKS Carter D. Hicks	Chief Financial Officer (Principal Financial Officer)	December 10, 2002
/s/ TIMOTHY C. CHOATE Timothy C. Choate	Director	December 10, 2002
/s/ WILLIAM J. LANSING William J. Lansing	Director	December 10, 2002
Thomas F. Madison	Director
/s/ FREDERIC M. SEEGAL Frederic M. Seegal	Director	December 10, 2002
/s/ PERRY W. STEINER Perry W. Steiner	Director	December 10, 2002
/s/ J. PAUL THORIN J. Paul Thorin	Director	December 10, 2002

EXHIBIT INDEX

Exhibit Number
3.1	*	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect
3.2	**	Bylaws of the Registrant, as currently in effect
5.1		Opinion of Cooley Godward LLP
23.1		Consent of Ernst & Young LLP, Independent Auditors
23.2		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1		Power of Attorney is contained on the signature pages
99.1	**	1999 Stock Option Plan formerly known as the 1999 Non-Officers Stock Option Plan, and form of Stock Option Agreement thereunder
99.2	**	Form of Stock Option Agreement and Grant Notice used in connection with the 1999 Stock Option Plan

*
Incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-81626) declared effective on February 12, 2002.

**
Incorporated by reference to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2001.

        After reasonable effort, the registrant has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its report in this registration statement, and the registrant has dispensed with the requirement to file its consent in reliance on Rule 437(a) promulgated under the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of its report in this registration statement, investors will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated therein.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
DESCRIPTION OF SECURITIES
INTERESTS OF NAMED EXPERTS AND COUNSEL
INDEMNIFICATION OF DIRECTORS AND OFFICERS
EXEMPTION FROM REGISTRATION CLAIMED
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX